Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement Form S-8 No. 333-240184 pertaining to the 2020 Incentive Plan of Visteon Corporation,
(2) Registration Statement Form S-8 No. 333-169695 pertaining to the 2010 Incentive Plan of Visteon Corporation;

of our report dated February 17, 2022, with respect to the consolidated financial statements and schedule of Visteon Corporation and subsidiaries included in this Annual Report (Form 10-K) of Visteon Corporation for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Detroit, Michigan
February 20, 2024